As filed with the Securities and Exchange Commission on August 10, 2000
                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                          Philip Morris Companies Inc.
             (Exact name of registrant as specified in its charter)

         Virginia                                      13-326-245
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                    Identification Number)

      120 Park Avenue                                    10017
    New York, New York                                 (Zip Code)
(Address of Principal Executive Offices)

                               -------------------

                         1997 Performance Incentive Plan

                            (Full title of the plan)

                               -------------------

                               G. PENN HOLSENBECK
        Vice President, Associate General Counsel and Corporate Secretary

                          PHILIP MORRIS COMPANIES INC.
                                 120 Park Avenue
                            New York, New York 10017
                     (Name and address of agent for service)
                                 (917) 663-5000
          (Telephone number, including area code, of agent for service)

                               -------------------

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                         CALCULATION OF REGISTRATION FEE
=========================================================================================
                                                  Proposed
                                                   maximum      Proposed
                                                  offering      maximum
                              Amount                price       aggregate      Amount of
   Title of securities        to be                  per        offering     registration
     to be registered       registered             share(1)     price(1)          fee
-----------------------------------------------------------------------------------------
Common Stock, $0.33 1/3   60,000,000 shs. (2)     $26.28125  $1,576,875,000  $416,295.00
=========================================================================================

      (1) Estimated solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices for the Common Stock reported in the consolidated reporting system on August 4, 2000.

      (2) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

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

          INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

      Philip Morris Companies Inc. (the "Company") hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed on behalf of the Company on June 6, 1997 (File No. 333-28631).

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 10th day of August, 2000.

                                        PHILIP MORRIS COMPANIES INC.


                                        By: /s/ GEOFFREY C. BIBLE
                                           -------------------------------------
                                           Geoffrey C. Bible, Chairman of the
                                           Board and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                       Title                      Date
           ---------                       -----                      ----

      /s/ GEOFFREY C. BIBLE           Director, Chairman of the  August 10, 2000
-----------------------------------   Board and Chief
        (Geoffrey C. Bible)           Executive Officer


     /s/ LOUIS C. CAMILLERI           Senior Vice President and  August 10, 2000
-----------------------------------   Chief Financial Officer
        (Louis C. Camilleri)


     /s/ JOSEPH A. TIESI              Vice President and         August 10, 2000
-----------------------------------   Controller
        (Joseph A. Tiesi)


Elizabeth E. Bailey, Harold Brown,
Jane Evans, J. Dudley Fishburn,
Robert E. R. Huntley,
Billie Jean King, John D. Nichols,
Lucio A. Noto, John S. Reed,
Carlos Slim Helu and Stephen M. Wolf  Directors


By: /s/ LOUIS C. CAMILLERI                                       August 10, 2000
   --------------------------------
   (Louis C. Camilleri, Attorney-in-fact)

                                  EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

    4.1 1997 Performance Incentive Plan (filed as Exhibit A to the Company's proxy statement dated March 10, 1997, and incorporated herein by reference).

    4.2      Restated Articles of Incorporation of the Company (filed as Exhibit
             3.1 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997, and incorporated herein by reference).

    4.3 By-Laws, as amended, of the Company (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000, and incorporated herein by reference).

    5 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   23.1      Consent of Hunton & Williams (included in Exhibit 5).

   23.2      Consent of PricewaterhouseCoopers LLP (filed herewith).

   24 Powers of Attorney executed by Elizabeth E. Bailey, Geoffrey C. Bible, Harold Brown, Jane Evans, J. Dudley Fishburn, Robert E. R. Huntley, Billie Jean King, John D. Nichols, Lucio A. Noto, John S. Reed, Carlos Slim Helu and Stephen M. Wolf (filed herewith).